Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

Activa Mutual Funds

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Activa Value Fund Prospectus Class A shares and Class I shares, constituting a part of the Form N-1A, of our report dated February 17, 2009 relating to the financial statements, schedules and financial highlights of Activa Mutual Fund Trust appearing in the Funds’ Annual Shareholders’ Report for the year ended December 31, 2008.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan

July 23, 2009